UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 3, 2006, Barrier Therapeutics, Inc. announced the appointment of Mr. Edward L. Erickson to Barrier’s Board of Directors. Mr. Erickson will serve as a Class I Director to serve for a term expiring at Barrier’s annual meeting of stockholders held in 2008. Mr. Erickson will also serve on Barrier’s Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Mr. Edward L. Erickson, Dr. Carl Ehmann and Mr. Srinivas Akkaraju. Dr. Ehmann chairs the Corporate Governance and Nominating Committee.

Item 7.01	Regulation FD Disclosure.
     On January 3, 2006, Barrier Therapeutics, Inc. issued a press release announcing the appointment of Mr. Erickson to its Board of Directors. A copy of the press release is filed herewith and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 — Press release, dated January 3, 2006, announcing the appointment of Mr. Erickson to its Board of Directors.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: January 3, 2006	By:	ANNE M. VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No. 99.1	Exhibit Title Press release dated January 3, 2006